EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Board of Directors

Micromuse Inc.:

We consent to the incorporation by reference in the registration statements No. 333-48036 and No. 333-36352 on Form S-3 and the registration statements No. 333-46649, No. 333-91119, No. 333-70126, No. 333-71420, 333-102499, 333-115848 and 333-120594 on Form S-8 of Micromuse Inc. of our reports dated December 14, 2005, relating to the consolidated balance sheets of Micromuse Inc. and subsidiaries as of September 30, 2005 and 2004, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss) and cash flows for each of the years in the three-year period ended September 30, 2005, and related schedule, and the related management’s assessment of the effectiveness of internal control over financial reporting as of September 30, 2005 and the effectiveness of internal control over financial reporting as of September 30, 2005 which reports appear in the September 30, 2005, annual report on Form 10-K of Micromuse Inc.

/s/ KPMG LLP

San Francisco, California

December 14, 2005